Exhibit 99.1

Biometric Security Solutions Provider BIO-key Reports Q3 Results

Wall, NJ, November 15, 2019 - BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of biometric identity, authentication and security solutions, today reported results for its third quarter (Q3'19) ended September 30, 2019. BIO-key will host a conference call today at 10:00 a.m. ET (details below) to review its results and outlook.

Highlights

●	Government & Election Security Progress: BIO-key Solutions Gain Traction with Capitol Lawmakers and Extend Penetration of Florida Election Security Market

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Channel Alliance Partner Program: BIO-key Launched Channel Alliance Program to Support its Sales & Marketing Reach; Adds Technology Transfer Institute (TTI) of Africa to Expand Reach in High-Growth Market; Teams with Applied Technologies on Enterprise Authentication Solution for European Customer

●	Law Enforcement Engagements: BIO-key extended Global Law Enforcement Reach with South American National Police Force Deployment

●

BIO-key’s Q3’19 revenues declined to $453K compared to Q3’18 revenues of $740K, as a number of opportunities were pushed forward into Q4. Q3’19 was impacted by ongoing delays in the receipt of anticipated software license payments amounting to $1.65M in Q3’19 and $4.4M in the first nine months of 2019.

●	Operating Expenses declined 16% from $1.44M to $1.22M

BIO-key CEO Michael DePasquale commented, “Despite the year-over-year decline in our third quarter revenue for reasons explained below, we are at a true inflection point in our industry and as a company. I serve as the Vice Chairman of our industry group, the International Biometrics and Identity Association (IBIA), and I see first-hand the number of opportunities for biometric multi-factor authentication as well as large scale Civil ID projects that are emerging on an International basis. BIO-key is in an excellent position to take advantage of these opportunities with our advanced technology and marquis references across all verticals. Our results this year also reflect our transition from a software license sales model, where historically we were able to book the full value of a perpetual software license, to a software subscription model, where customers pay a much lower fee to access our software on an annual basis, resulting in lower initial revenue.

“As we have discussed, the subscription model is far more favorable for our Company in the long term as it creates more predictable, recurring revenue streams with the potential to be much larger over a period of several years than what we would have otherwise generated from a conventional software license. Customers also benefit from the subscription model via lower initial cash outlays, predictable annual software expense, and immediate access to updates and enhancements to our products.

“We are now fully standardized on subscription model pricing for all new customers. And while the transition has negatively impacted the level of revenues we have been able to record in new customer engagements it is also providing growing visibility for a more predictable base of recurring subscription revenue for the future.

“Our Q3 and nine months results were also impacted by ongoing U.S. and China trade uncertainty which plays a major role in stalling the resumption of monthly cash payments due to BIO-key under a large software license contract we closed with a Chinese customer in Q4 2018. Fortunately, BIO-key’s outlook for the balance of 2019 and next year is far more favorable, particularly as we are engaged in several large, active customer procurement discussions which we anticipate will close before year-end in order to meet annual IT security and objectives.

“With regard to capital resources, the Company is currently working to close an equity financing with a limited number of investors.  This private placement transaction is expected to be priced at a premium to the current market price of the Company’s common stock and be completed in short order.”

Growth Initiatives

Fred Corsentino, BIO-key’s Chief Revenue Officer, added, “Our new Channel Alliance Program is designed to attract a growing base of Managed Service Providers, Security Integrators and Value-Added Resellers with a proven base of activity in relevant enterprise and network security solutions. Alliance partners are trained and authorized to represent BIO-key’s complete line of biometric solutions for single sign on or multi-factor authentication across an organization, and as such we expect the program to substantially expand the reach of our products around the globe. Although the program is just a few months old, we have engaged with several new end-user customers and are in dialogues with others.

“We are particularly excited about opportunities in Africa, where biometrics are seen as an ideal and cost effective solution to some large-scale issues, and substantial funding is being made available in both the public and private sectors. For example, the World Bank recently approved $433 million in funding for a Nigerian biometric national ID registration program. We have partnered with the Technology Transfer Institute of Africa to create a solid in-country platform to pursue opportunities in the expansive African market and plan on opening an African Subsidiary to service that business.”

2019 Financial Guidance

Due to uncertainty with regard to the timing of software and hardware deals, BIO-key’s transition to a subscription model and uncertainly regarding the timing of monthly software license payments due under a large software license with a Chinese customer, BIO-key is adjusting its full-year 2019 revenue guidance to a range of $5M to $11M from $6M to $12M. The upper end of this range assumes the receipt of all software license payments contractually due in 2019, totaling $6M, and the lower end of the range excludes any such payments.

Q3 2019 Results

Q3'19 revenue declined to $452,714 versus $739,750 in Q3’18, due principally to lower hardware sales and license fees, partially offset by higher services revenues.

Hardware sales decreased by $186,290, due to smaller new customer deployments and reduced lock sales as BIO-key transitioned to an “enterprise only“ model for our smartlock technology moving away from the low margin retail markets in the US.

Software license revenue decreased by $112,379 from Q3’18, while increasing in customer diversity for smaller initial software subscription orders. As previously discussed, software license revenue has been negatively impacted by the Company’s transition to a subscription model from its historical license sale model. The net effect of this transition is to decrease the upfront revenue realized from a new software engagement and replace it with a recurring revenue stream with the potential to be significantly larger, over time.

Service revenues increased by $11,633 to $237,372 in Q3’19 from the prior-year period. Service revenue made up 52% of revenues in Q3’19, up from 31% in Q3’18 with approximately 95% of service revenue classified as recurring revenue.

Gross margin improved to -12% in Q3'19 compared to -27% in Q3’18, reflecting the impact of a larger amount of non-cash software license amortization expense in Q3'18 as well as improved margins on services revenue related to reduced support requirements.

Q3’19 operating expenses decreased $225,580 to $1,215,197 from $1,440,777 in Q3’18, reflecting decreases in non-cash compensation, and reduced marketing and administrative payroll, offset by increased sales payroll and legal fees as well as to lower R&D and engineering expenses, as a result of decreased contracting services, non-cash compensation, and personnel and related costs, offset by increased recruiting expenses.

BIO-key's Q3'19 net loss was $(1,829,567), or $(0.13) per basic and diluted share, as compared to $(3,070,281), or $(0.23) per basic share after preferred dividends, in Q3’18. The prior-year period included $1,428,966, or $0.11 per share in non-cash “deemed dividend” expense resulting from the required repricing of outstanding warrants. 93% of these warrants have since expired and are no longer part of BIO-key’s capitalization table.

Per share results are based on weighted average basic and diluted shares outstanding of 14,387,467 and 13,145,301 in Q3’19 and Q3’18, respectively.

For the first nine-months of 2019, total revenue was $1,732,720 versus $2,329,346 in the first nine months of 2018, reflecting lower software license sales, including the impact of the subscription model transition, and the variability in the timing of other software and hardware activity.

Net loss improved to $(5,058,818), or $(0.36) per basic and diluted share in the first nine months of 2019 versus $(7,115,771), or $(0.66) per basic and diluted share after preferred dividends, in the corresponding period in 2018. The comparable prior-year period included a deemed dividend of $1,428,966, or $0.13 per share, and convertible preferred dividends of $198,033, or $0.02 per share.

Per share results are based on weighted average basic shares outstanding of 14,163,120 and 10,810,103 in the first nine months of 2019 and 2018, respectively.

In July 2019, BIO-key completed a $3.06M convertible note financing generating $2.55M in gross proceeds to be used for general working capital purposes, including repayment of outstanding indebtedness. The note is convertible at the option of the investor into common stock at $1.50 per share and is subject to redemption at any time by BIO-key.

At September 30, 2019 BIO-key had $851,574 of cash and accounts receivable versus $1,897,975 at December 31, 2018.

Conference Call and Webcast Replay
Date/Time:	Friday, November 15, 2019 at 10 am ET
Dial-In number:	1-877-418-5460 U.S. or 412-717-9594 (Intl.)
Webcast Replay:	BIO-key Q3'19 Webcast –Available for 3 months
Call Replay:	1-877-344-7529 U.S. or 412-317-0088; Replay access code 10136774#

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric solutions that enable convenient and secure access to information and high-stakes transactions. We offer software-based alternatives to passwords, PINs, tokens, and cards to make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices offer market-leading quality, performance and price – providing more ways to BIO-key your world!

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to expand into Asia, Africa and other foreign markets; delays in the development of products and statements of assumption underlying any of the foregoing; our ability to close the potential private placement transaction on the terms described herein if at all as well as other factors set forth under the caption see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	BIO-key International
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO keyIR
StockTwits:	@BIO keyIR

Investor & Media Contacts

William Jones, David Collins

Catalyst IR

212-924-9800

bkyi@catalyst-ir.com

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues
Services	$237,372	$225,739	$710,975	$777,309
License fees	98,272	210,651	241,780	467,621
Hardware	117,070	303,360	779,965	1,084,416
Total Revenues	452,714	739,750	1,732,720	2,329,346
Costs and other expenses
Cost of services	65,683	97,965	214,933	373,538
Cost of license fees	369,604	757,288	1,119,147	2,297,390
Cost of hardware	73,366	85,079	458,049	478,652
Total costs and other expenses	508,653	940,332	1,792,129	3,149,580
Gross Profit (Loss)	(55,939)	(200,582)	(59,409)	(820,234)

Operating Expenses
Selling, general and administrative	915,066	1,049,270	3,350,770	3,587,308
Research, development and engineering	300,131	391,507	975,466	1,081,294
Total operating expenses	1,215,197	1,440,777	4,326,236	4,668,602
Operating loss	(1,271,136)	(1,641,359)	(4,385,645)	(5,488,836)

Other income (expense)
Interest income	19	44	143	64
Interest expense	(558,449)	-	(673,316)	-
Total other income (expense), net	(558,430)	44	(673,173)	64
Net loss	(1,829,567)	(1,641,315)	(5,058,818)	(5,488,772)
Deemed dividend from trigger of anti-dilution provision feature	-	(1,428,966)	-	(1,428,966)
Convertible preferred stock dividends	-	-	-	(198,033)
Net loss available to common stockholders	$(1,829,567)	$(3,070,281)	$(5,058,818)	$(7,115,771)

Basic and Diluted Loss per Common Share attributable to common stockholders	$(0.13)	$(0.23)	$(0.36)	$(0.66)

Weighted Average Shares Outstanding:
Basic and Diluted	14,387,467	13,145,301	14,163,120	10,810,103

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$78,240	$323,943
Accounts receivable, net	773,334	1,574,032
Due from factor	50,702	56,682
Inventory	971,167	998,829
Resalable software license rights	1,125,000	1,125,000
Prepaid expenses and other	183,216	150,811
Investment – non-marketable security	512,821	-
Total current assets	3,694,480	4,229,297
Resalable software license rights, net of current portion	5,906,466	6,790,610
Equipment and leasehold improvements, net	117,644	148,608
Capitalized contract costs, net	254,957	319,199
Deposits and other assets	8,712	8,712
Operating lease right-of-use assets	611,883	-
Intangible assets, net	187,701	195,906
Total non-current assets	7,087,363	7,463,035
TOTAL ASSETS	$10,781,843	$11,692,332

LIABILITIES
Accounts payable	$496,667	$481,269
Accrued liabilities	478,541	548,232
Convertible notes payable, net of debt discount and debt issuance costs	1,859,635	-
Deferred revenue	222,721	196,609
Operating lease liabilities, current portion	178,130	-
Total current liabilities	3,235,694	1,226,110
Operating lease liabilities, net of current portion	426,879	-
Total non-current liabilities	426,879	-
TOTAL LIABILITIES	3,662,573	1,226,110

Commitments

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 14,398,701 and 13,977,868 of $.0001 par value at September 30, 2019 and December 31, 2018, respectively	1,440	1,398
Additional paid-in capital	87,310,964	85,599,140
Accumulated deficit	(80,193,134)	(75,134,316)
TOTAL STOCKHOLDERS’ EQUITY	7,119,270	10,466,222
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,781,843	$11,692,332

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,058,818)	$(5,488,772)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation	59,717	69,083
Amortization of intangible assets	9,941	12,281
Amortization of resalable software license rights	843,287	1,978,349
Amortization of debt discount	288,774	-
Amortization of capitalized contract costs	102,839	90,518
Amortization of debt issuance costs	311,718	-
Share-based and warrant compensation for employees and consultants	765,677	865,291
Stock based directors’ fees	28,512	30,530
Change in operating assets and liabilities:
Accounts receivable	800,698	2,262,423
Due from factor	5,980	29,464
Operating leases right-of-use assets	(8,946)	-
Capitalized contract costs	(38,597)	(183,569)
Inventory	27,662	(97,306)
Resalable software license rights	40,857	18,111
Prepaid expenses and other	(45,000)	(20,243)
Accounts payable	15,398	(129,445)
Accrued liabilities	(69,691)	(102,422)
Deferred revenue	26,112	(252,128)
Operating lease liabilities	14,667
Net cash used for operating activities	(1,879,213)	(917,835)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(1,736)	-
Capital expenditures	(28,753)	(82,143)
Purchase of investment – non-marketable security	(512,821)	-
Net cash used for investing activities	(543,310)	(82,143)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from Issuance of convertible notes	3,217,000	-
Repayment of convertible notes	(707,000)	-
Proceeds from Issuance of common stock	-	1,875,100
Costs to issue notes, common and preferred stock	(333,180)	(115,088)
Net cash provided by financing activities	2,176,820	1,760,012
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(245,703)	760,034
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	323,943	288,721
CASH AND CASH EQUIVALENTS, END OF PERIOD	$78,240	$1,048,755